UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2017

ACHAOGEN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36323	68-0533693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7000 Shoreline Court, Suite 371

South San Francisco, CA 94080

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 800-3636

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2017, the Board of Directors (the “Board”) of Achaogen, Inc. (the “Company”) promoted Blake Wise to serve as President and Chief Operating Officer of the Company, effective immediately.  Mr. Wise, 46, has served as Chief Operating Officer of the Company since October 2015.  From 2002 to August 2015, Mr. Wise served in roles of increasing responsibility at Genentech, Inc., a pharmaceutical company and a member of the Roche Group, including serving as Vice President, Cross BioOncology; Senior Director, Franchise Head and Life Cycle Leader, Lytics; Sales Director, BioOncology, Avastin®; Marketing Director, Immunology and Cystic Fibrosis; and Director, Interactive Marketing.  Mr. Wise holds a B.A. from the University of California, Santa Barbara, and an M.B.A. from the University of California, Berkeley.

In connection with his promotion, the Board also approved (i) an increase in Mr. Wise’s annual base salary to $450,000 effective immediately and (ii) an increase in Mr. Wise’s discretionary annual bonus target to 45% of his base salary, with the payment amount based upon performance as determined by the Company. In addition, the Board approved a change in control severance agreement to replace his existing change in control severance agreement, which provides that, in the event his employment is terminated by the Company other than for “cause” (as defined therein) or he experiences a “constructive termination” (as defined therein), he will receive as severance, 12 months of his base salary paid in a single cash lump sum, 12 months of COBRA reimbursement and accelerated vesting of equity awards with respect to the number of shares that would have vested during the 12 months following his termination date had his employment continued.  Further, in the event his employment is terminated other than for “cause” or he experiences a “constructive termination,” within the period commencing three months prior to a “change in control” (as defined therein) and ending 12 months after a change in control, his severance will consist of 15 months of his base salary paid in a single cash lump sum, 100% of his target bonus paid in a single cash lump sum, assuming achievement of performance goals at 100% of target, 15 months of COBRA reimbursement and full vesting acceleration for equity awards he holds.

Mr. Wise must timely deliver an effective release of claims to the Company to be eligible for the foregoing severance benefits.  The foregoing description of the material terms of the change in control severance agreement is qualified in its entirety by the full terms of the form of change in control severance agreement to be filed as an exhibit to the Company’s Annual Report on Form 10-K. The information contained in Item 5.02 of the Company’s Current Report on Form 8-K filed on August 19, 2015 is incorporated by reference in this Item 5.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACHAOGEN, INC.
Date: February 28, 2017	By:	/s/ Tobin Schilke
Tobin Schilke
Chief Financial Officer